EXHIBIT 3.1

                                             ARTICLES OF INCORPORATION

                                                        OF

                                                THE SL GROUP, INC.


         FIRST:   The name of this corporation is:

                                                THE SL GROUP, INC.

         SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

     THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada.

     FOURTH: The total authorized capital stock of the corporation is One Thousand Five Hundred (1,500) Shares without Par Value.

         FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

The name and post office address of the first board of directors, which shall be one in number, is as follows:

         NAME                                        POST OFFICE ADDRESS

John C. Dello-Iacono                     80 Orville Drive, Bohemia, NY 11716

     SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

         NAME                                        POST OFFICE ADDRESS

Sherry A. Reed                                       1013 Centre Road
                                                     Wilmington, DE 19805

         EIGHTH:   The corporation is to have perpetual existence.


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         NINTH: In furtherance and not in limitation of the powers  conferred by statue, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

         TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

         I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this twenty-first day of July, A.D. 1997.

                                                     /s/Sherry A. Reed
                                                   Sherry A. Reed, Incorporator



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STATE OF DELAWARE        )
                                           SS
COUNTY OF NEW CASTLE )

         On this twenty-first day of July, A.D., 1997, before me a Notary Public, personally appeared, Sherry A. Reed, who severally acknowledged that he/she executed the above instrument.

                                                     /s/Dawn J. Quinn
                                                     Notary Public


                                             CERTIFICATE OF ACCEPTANCE

                                                        OF

                                           APPOINTMENT OF RESIDENT AGENT

I. Lisa G. Mulligan, Authorized Representative, on behalf of CSC Services of Nevada, Inc. Hereby accepts appointment as Resident Agent of the above-named corporation.



/s/Lisa G. Mulligan                                  July 21, 1997
Authorized Representative


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